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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                     Subsidiary                        State or Jurisdiction of Incorporation         Percentage of Ownership
------------------------------------------------      ------------------------------------------    -----------------------------

Sovereign Financial Information Services, Inc.                         Florida                                  100%
Marex Maritime, Inc.                                                   Florida                                  100%
Marexasia.com E-commerce Solutions PTE LTD                            Singapore                                 100%



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